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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-44785, 33-24970 and 33-70686 of Akorn, Inc. on Form S-8 of our report dated February 23, 2001, except for paragraph 4 of Note G, as to which the date is April 17, 2001, appearing in this Annual Report on Form 10-K of Akorn, Inc. for the year ended December 31, 2001.



Deloitte & Touche LLP
Chicago, Illinois
April 17, 2001